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                                                                   Exhibit 3(ii)


                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          EXIGENT INTERNATIONAL, INC.
                          ---------------------------

     Exigent International Inc., a corporation organized and existing under the General Corporation Laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Exigent International, Inc. (the "Corporation"). The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 25, 1996.

     2. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Restated and Amended Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

     3. The text of the Amended and Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

     1.  NAME.  The name of the Corporation is "Exigent International, Inc."

     2. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     3. CLASSES OF STOCK. The total number of shares which the Corporation is authorized to issue is 45,600,000 shares of which 30,000,000 shares shall be designated "Common Shares;" 600,000 shall be designated "Class B Common Shares;" 15,000,000 shall be designated "Preferred Share," of which 5,000,000 shall be designated "Class A Preferred Shares." The number of Class B Common Shares authorized shall not exceed 2% of the number of Common Shares authorized. All shares of stock of the Corporation shall have a par value of $0.01 per share. No holder of shares of any class of stock of the Corporation now or hereafter authorized shall be entitled to cumulative voting or shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any portions or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time be issued, sold or offered for sale by the Corporation; except that, holders of Class A Preferred Shares shall have preemptive rights with respect to the issuance of Class A Preferred Shares only. In addition, the Corporation shall not issue, sell or offer to sell any Class A Preferred Shares without
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the prior approval of the holders of a majority of the issued and outstanding
Class A Preferred Shares.

     4. COMMON SHARES. The rights, preferences and limitations of the Common Shares are as follows:

     (a) DIVIDENDS. Except as provided in subparagraph 4(b), Common Shares, Class B Common Shares and Class A Preferred Shares shall have equal dividend rights and the Corporation shall not declare or pay dividends on shares of one of such classes unless an equal amount is declared and paid on shares of the other two classes.

     (b) SHARE DISTRIBUTION. The Corporation shall make a share distribution of Common Shares only as follows: (i) Common Shares shall only be distributed as a stock dividend on Common Shares; and (ii) a stock dividend shall only be declared with respect to either Common Shares or Class A Preferred Shares, if a stock dividend of the same number of shares shall be declared with respect to both such classes.

     (c) STOCK COMBINATIONS OR SPLITS. The Corporation shall not combine or subdivide either Common Shares or Class A Preferred Shares without at the same time making a proportionate combination or subdivision of shares of both such classes.

     (d) VOTING. Each holder of Common Shares shall be entitled to one vote for each share of stock registered in such holder's name, except that, the holders of Class A Preferred Shares shall have exclusive voting power if no Common Shares, Class B Common Shares or other classes or series of voting Preferred Shares are issued and outstanding. In all other cases, voting power shall be divided among classes as follows:

          (i) With respect to the election of directors, holders of Common Shares together with the holders of Class B Common Shares and all classes or series of voting Preferred Shares other than Class A Preferred Shares voting together as a separate class shall be entitled to elect that number of directors which constitutes 25% of the authorized number of members of the board of directors and, if such 25% is not a whole number, then the holders of Common Shares, Class B Common Shares and all classes or series of voting Preferred Shares other than Class A Preferred Shares shall be entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. Holders of Class A Preferred Shares voting as a separate class shall be entitled to elect the remaining directors.

          (ii) The holders of Common Shares, Class B Common Shares and all classes or series of voting Preferred Shares other


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than Class A Preferred Shares shall be entitled to vote together as a separate class on the removal, with or without cause, of any director elected by such holders.

          (iii) Any vacancy in the office of a director elected by the holders of the Common Shares, Class B Common Shares and all classes or series of voting Preferred Shares other than Class A Preferred Shares may be filled by a vote of such holders voting together as a separate class. In the absence of a stockholder vote, in the case of a vacancy in the office of a director elected by such classes, the vacancy may be filled by the remaining directors as provided in the bylaws of the Corporation. Any director elected by the board of directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor has been elected and has qualified. If permitted by the bylaws, the board of directors may increase the number of directors and any vacancy so created may be filled by the board of directors; provided that, so long as the holders of Common Shares, Class B Common Shares and all classes or series of voting Preferred Shares other than Class A Preferred Shares have the rights provided in subparagraph 4(d) of this certificate in respect of the last preceding annual meeting of stockholders, the board of directors may be so enlarged by the board of directors only to the extent that at least 25% of the enlarged board consists of directors elected by the holders of the Common Shares, Class B Common Shares and all classes or series of voting Preferred Shares other than Class A Preferred Shares or by persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of the Common Shares, Class B Common Shares and all classes or series of voting Preferred Shares other than Class A Preferred Shares.

          (iv) Notwithstanding the foregoing, holders of Common Shares, Class B Common Shares and all classes or series of voting Preferred Shares other than Class A Preferred Shares shall not have the right to elect directors as set forth above if, on the record date for any stockholders' meeting at which directors are to be elected, the number of issued and outstanding Common Shares, Class B Common Shares and all classes or series of voting Preferred Shares other than Class A Preferred Shares is less than 10% of the aggregate number of issued and outstanding voting shares of all classes. In such case, all directors to be elected at such meeting shall be elected by the holders of all voting shares voting together as a single class.

          (v) The holders of the Common Shares, Class B Common Shares and all classes or series of voting Preferred Shares other than Class A Preferred Shares shall be entitled to vote as a separate class only when required by law to do so irrespective of the limitations placed herein on the voting rights of such


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stockholders, or when a separate class vote is required by specific provision therefor in this certificate of incorporation or in the bylaws of the Corporation. Holders of all voting shares shall vote as a single class, in all other matters including, but not limited to, any amendment to this certificate in order to increase or decrease the aggregate number of authorized Common Shares, Class B Common Shares, Class A Preferred Shares or Preferred Shares.

     5. Class B Common Shares. Class B Common Shares shall be identical to Common Shares and have equal rights and privileges, except as otherwise set forth below:

         (a) Issuance. The board of directors, by resolution, may authorize the issuance of Class B Common Shares; provided that, each resolution authorizing the issuance of Class B Common Shares shall provide a formula under which the shares issued may be converted into Common Shares. In no case shall the board of directors set any conversion rights which could result in the issuance of more than 10 Common Shares for each Class B Common Share.

         (b)  Transfer.  Class B Common Shares shall be non-transferable.

         (c)  Conversion.

              (i) The board of directors shall decide, in its sole discretion, if a holder of record of Class B Common Shares is deemed to have met any conditions placed upon the conversion of the holder's Class B Common Shares into Common Shares. At such time as a holder of record of Class B Common Shares has received a written notice from the board of directors of the Corporation that such holder is deemed to have met all conditions for conversion of any Class B Common Shares into Common Shares as set forth in the resolution authorizing the issuance of such shares, the holder may convert the Class B Common Shares described in the notice into fully paid and non-assessable Common Shares. Any such conversions may be effected by surrendering the certificate or certificates for the Class B Common Shares to be converted, duly endorsed, at the office of the Corporation, or the transfer agent, if any, together with a written notice to the Corporation that such holder elects to convert such Class B Common Shares and stating the name or names in which the certificate or certificates for Common Shares are to be issued. The conversion shall be deemed to have been made at the close of business on the date of surrender and the person or persons entitled to receive the Common Shares issuable on conversion shall be treated for all purposes as the record holder or holders of such Common Shares on that date.

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              (ii)   At the close of business on the fifth anniversary of the
date of the resolution authorizing the issuance of any Class B Common Shares, issued and outstanding but unconverted Class B Common Shares shall be deemed to have been converted at the rate of one fully paid and non-assessable Common Share for one Class B Common Share and, commencing at the close of business on such anniversary, the record holder of such Class B Common Shares shall be treated for all purposes as the record holder of the Common Shares issuable on such conversion.

              (iii) The Corporation shall hold in reserve the number of authorized but unissued Common Shares as may be necessary to convert issued and outstanding Class B Common Shares to Common Shares without the necessity of a declaration by the directors. No Class B Common Shares may be issued unless the number of authorized but unissued and unreserved Common Shares is sufficient to satisfy the conversion of such Class B Common Shares.

     6. Class A Preferred Shares. Class A Preferred Shares shall have a stated value of $2.50 per share and shall be identical in all respects and have equal rights and privileges with Common Shares, except as otherwise provided herein.

         (a) Call; Transfer. Class A Preferred Shares shall be noncallable. Class A Preferred Shares shall only be transferrable with the prior written consent of all holders of Class A Preferred Shares. Any transfer of Class A Preferred Shares without prior approval as described above, whether voluntary or involuntary or by operation of law, will be deemed to be an exercise of such holder's conversion rights described below and any Class A Preferred Shares which are so transferred shall be converted to Common Shares.

         (b) Share Distribution. The Corporation shall make a share distribution of Class A Preferred Shares only as follows: (i) Class A Preferred Shares shall only be distributed as a stock dividend on Class A Preferred Shares; and (ii) a stock dividend shall only be declared with respect to either Common Shares or Class A Preferred Shares, if a stock dividend of the same number of shares shall be declared with respect to both such classes.

         (c) Stock Combination. The Corporation shall not combine or subdivide either Common Shares or Class A Preferred Shares without at the same time making a proportionate combination or subdivision of shares of both such classes.

         (c) Voting. Each holder of Class A Preferred Shares shall be entitled to one vote for each share of stock registered in such holder's name, except that holders of Common Shares, Class B Common Shares and other classes or series of voting Preferred Shares shall have exclusive voting power if no shares of Class A

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Preferred Shares are issued and outstanding. In all other cases, voting power shall be divided among classes as follows:

               (i) With respect to the election of directors, holders of Class A Preferred Shares voting as a separate class shall be entitled to elect directors after holders of all other classes of shares have elected the number of directors calculated as provided in subparagraph 4(d)(i).

               (ii) The holders of Class A Preferred Shares shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class A Preferred Shares.

               (iii) Any vacancy in the office of a director elected by the holders of the Class A Preferred Shares may be filled by a vote of such holders voting as a separate class. In the absence of a stockholder vote, in the case of a vacancy in the office of a director elected by such class, the vacancy may be filled by the remaining directors as provided in the bylaws of the Corporation. Any director elected by the board of directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor has been elected and has qualified.

               (iv) The holders of Class A Preferred Shares shall be entitled to vote as a separate class only when required by law to do so irrespective of the limitations placed herein on the voting rights of such stockholders, or when a separate class vote is required by specific provision therefor in this certificate of incorporation or in the bylaws of the Corporation. Holders of all voting shares shall vote as a single class, in all other matters.

          (e)  CONVERSION.
               ----------

               (i) Each holder of record of Class A Preferred Shares may at any time or from time to time, in such holder's sole discretion and at such holder's option, convert any whole number or all of such holder's Class A Preferred Shares into fully paid and non-assessable Common Shares at the rate (subject to adjustment as hereinafter provided) of one Common Share for each Class A Preferred Share surrendered for conversion. Any such conversion may be effected by surrendering the certificate or certificates for the Class A Preferred Shares to be converted, duly endorsed, at the office of the Corporation, or the transfer agent, if any, together with a written notice to the Corporation that such holder elects to convert all or a specified number of Class A Preferred Shares and stating the name or names in which the certificate or certificates for such Common Shares are to be issued. The conversion shall be deemed to have been made at the close of business on the date of

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surrender and the person or persons entitled to receive the Common Shares issuable on conversion shall be treated for all purposes as the record holder or holders of such Common Shares on that date.

               (ii) The Corporation shall hold in reserve the number of authorized but unissued Common Shares as may be necessary to convert all issued and outstanding Class A Preferred Shares to Common Shares without the necessity of a declaration by the directors. No Class A Preferred Shares may be issued unless the number of authorized but unissued and unreserved Common Shares is sufficient to satisfy the conversion of such Class A Preferred Shares.

               (iii) No fraction of a Common Share shall be issued on conversion of any Class A Preferred Share. In lieu thereof, the Corporation shall pay the holder the fair market value of any such fraction in cash. The fair market value shall be based, in the case of publicly traded securities, on the last sale price for such securities on the business day next prior to the date such fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day on the principal stock exchange on which Common Shares are traded or, if the Common Shares are not then listed on any national securities exchange, the average of the closing bid and asked prices for the day quoted by the NASDAQ System), or, in the case of non-publicly traded securities, the fair market value on such day determined by a qualified independent appraiser appointed by the board of directors of the Corporation. Any such determination of fair market value shall be conclusive and binding on the Corporation and on each holder of Class A Preferred Shares and Common Shares.

          (f) LIQUIDATION. Holders of issued and outstanding Class A Preferred Shares shall have preference over the Common Shares and Class B Common Shares upon the voluntary or involuntary liquidation of the Corporation, but only to the extent that the holders of Class A Preferred Shares shall be paid the stated value of $2.50 per share prior to any distribution being made to the holders of Common Shares or Class B Common Shares. In such case, after receiving the stated value of their shares, the holders of Class A Preferred Shares shall receive no further distribution.

     7. OTHER PREFERRED SHARES. The board of directors, by resolution, shall have the authority to issue, in one or more series, Preferred Shares, having such preferences, rights and limitations as established by the board of directors. However, the voting rights, if any, of one Preferred Share (other than Class A Preferred Shares described above) shall not exceed the voting rights of one Common Share.

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     8.  DURATION.  The period of duration of the Corporation shall be perpetual.

     9. POWERS OF BOARD OF DIRECTORS. The affairs of the Corporation shall be managed and conducted by a board of directors. The board of directors shall have the authority, without first obtaining the approval of the stockholders of the Corporation, unless otherwise provided herein, upon such terms and conditions as the board deems appropriate:

          (a) to grant rights or options to subscribe for or purchase, and issue, shares of authorized and unissued stock of the Corporation of any class now or hereafter authorized, to any persons, including officers and directors of the Corporation;

          (b) to make distributions to its stockholders out of its capital surplus, and to purchase its own shares out of its unreserved and unrestricted capital surplus;

          (c) to the extent permitted by the applicable laws of the State of Delaware, to guarantee or assume liability for the payment of the principal of, or dividends or interest on, or sinking fund payments in respect to, stocks, bonds, debentures, warrants, rights, scrip, notes, evidences of indebtedness or other securities or obligations of any kind; and liability for the performance of any other contract or obligation, made or issued by any domestic or foreign corporation, partnership, association, trustee, group, individual or entity; and

          (d)  to make, alter and repeal the bylaws of the Corporation.

     10. NUMBER OF AND INITIAL BOARD OF DIRECTORS. The number of directors shall be fixed by, or in the manner provided in, the bylaws.

     11. ELECTION OF DIRECTORS. Elections of directors need not be by written ballot unless otherwise provided by the bylaws of the Corporation.

     12. STOCKHOLDERS' MEETINGS. Meetings of stockholders may be held at the Corporation's principal offices, or as the bylaws may provide. In order to constitute a quorum for purposes of actions by the stockholders of the Corporation, one-third of the shares entitled to vote must be present or represented by proxy at the meeting.

     13. BOOKS. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of

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Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

     14. CREDITORS. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or if the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     15. DIRECTOR'S LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that a director's liability shall not be limited: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for unlawful payment of dividends or unlawful repurchase or redemption of its own stock; or (d) for any transaction from which the director derived an improper personal benefit.

     16. INDEMNIFICATION. The Corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such


                                       9
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other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise.

     17. AMENDMENTS. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     18. REGISTERED OFFICE AND AGENT. The address of the Corporation's registered office in the County of New Castle of the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 and the name of its registered agent is The Corporation Trust Company.

     The undersigned, being the President of Exigent International, Inc., for the purpose of amending and restating the Certificate of Incorporation of the Corporation under the General Corporation Law of the State of Delaware hereby acknowledges the foregoing to be his act and deed and that the facts stated herein are true this _____ day of ________________, 1996.


                                       By: _____________________________________
                                           Jeffrey C. Clift, President
                                           Exigent International, Inc.

State of _________________________         )
                                           ) SS
County of ________________________         )

     I, ___________________, a notary of said state and county do certify that Jeffrey C. Clift, as President of Exigent International, Inc., whose name is signed to the writing above bearing date the ______ day of __________, 1996 has this day acknowledged the same before me. Given under my hand this _____ day of _____________, 1996.

     My commission expires:  ___________________________________________________

                             ___________________________________________________
     [seal]                  Notary Public


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